Exhibit 10.14

                            DOMINION RESOURCES, INC.

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN



                            As Amended and Restated
                               September 1, 1996

                            DOMINION RESOURCES, INC.
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


                                    Purpose

     The Board of Directors of Virginia Electric and Power Company determined that adoption of the Executive Supplemental Retirement Plan would assist it in attracting and retaining those employees whose judgment, abilities and experience will contribute to its continued progress. On May 19, 1983, Virginia Electric and Power Company became a wholly-owned subsidiary of Dominion Resources, Inc. The Plan was amended to reflect the reorganization of Virginia Electric and Power Company and the Plan was adopted by Dominion Resources, Inc. The Plan was amended further, effective as of October 21, 1983, to require sixty
(60) months of service to be eligible for retirement benefits and to assure Participants who have attained age fifty-five (55) and who have sixty (60) months of service with the Company, or who die or become Totally and Permanently Disabled, of their benefits, so long as they remain elected officers at the time of their separation from service. The Plan was amended further, effective as of September 1, 1996, to add a vesting schedule for Participants under age 55, to change the form and timing of benefit payments, and to coordinate payments with changes in the Funding Plan.


                                   Article I

                                  Definitions

     As defined herein, the following phrases or terms shall have the indicated meanings:

     1.1. "Administrative Benefit Committee" means the Administrative Benefit Committee appointed to manage and administer the Plan in accordance with the provisions of Article X hereof.

     1.2. "Affiliate" means any entity that is (i) a member of a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code of 1986, as amended (the "Code"), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(c), of which Dominion Resources, Inc. is a member according to Code Section 414(b); (ii) an unincorporated trade or business that is under common control with Dominion Resources, Inc., as determined according to Code Section 414(c); or (iii) a member of an affiliated service group of which Dominion Resources, Inc. is a member according to Code Section 414(m).

     1.3. "Beneficiary" means the person, persons, entity, entities or the estate of a Participant which, in accordance with the provisions of Article V, is entitled to receive benefits, if any, upon the Participant's death.

     1.4. "Cash Incentive Plan" means the Dominion Resources, Inc. Cash Incentive Plan as in effect from time to time and any successor thereto.

     1.5. "Change in Control" means the occurrence of any of the following events: (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the owner or beneficial owner of Dominion Resources, Inc. securities having 20% or more of the combined voting power of the then outstanding Dominion Resources, Inc. securities that may be cast for the election of Dominion Resources, Inc.'s directors (other than as a result of an issuance of securities initiated by Dominion Resources, Inc., or open market purchases approved by Dominion Resources, Inc.'s Board of Directors, as long as the majority of Dominion Resources, Inc.'s Board of Directors approving the purchases is also the majority at the time the purchases are made); (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of theses transactions, the persons who were directors of Dominion Resources, Inc. before such transactions cease to constitute a majority of Dominion Resources, Inc.'s Board of Directors, or any successor's board, within two years of the last of such transactions; or
(iii) with respect to a particular Participant, an event occurs with respect to the Company that employs that Participant such that, after the event, the employing Company is no longer an Affiliate of Dominion Resources, Inc.

     1.6. "Company" means Dominion Resources, Inc., its predecessor, a subsidiary or an Affiliate.

     1.7. "Control Change Date" means the date on which a Change in Control event occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

     1.8. "DRI Participant" means a Participant who is an elected officer of Dominion Resources, Inc., Dominion Capital, Inc., Dominion Energy, Inc., Dominion Lands, Inc. and any other corporation (i) in which Dominion Resources, Inc. or an Affiliate owns stock possessing at least 50 percent of the combined voting power of all classes of stock, (ii) which is not subject to regulation as a public service corporation by the State Corporation Commission of Virginia, and (iii) which is not a subsidiary of Virginia Power.

     1.9. "ESRP Account" means the ESRP Account established under the Funding Plan on behalf of a Participant who also participates in the Funding Plan.

     1.10 "Final Compensation", with respect to a Participant, means, as of any date, the sum of (i) the Participant's annual base salary and (ii) the Participant's Incentive Compensation Amount. For purposes of this section, all components of Final Compensation are calculated without regard to any elections by the Participant to defer any amount that otherwise would have been paid to the Participant for the relevant period.

     1.11 "Funding Plan" means the Dominion Resources, Inc. Retirement Benefit Funding Plan.

     1.12. "Incentive Compensation Amount" means the amount that may be paid under the Success Sharing Plan, the Cash Incentive Plan or any other incentive compensation plan designated by the appropriate O&C Committee and that the appropriate O&C Committee (at the time each year that the goals and other criteria for such plans are established), determines should be taken into account under the Plan. If a Participant participates in more than one incentive compensation plan during a year, his "Incentive Compensation Amount" is the greatest of the amounts designated by the appropriate O&C Committee under any plan for that year.

     1.13. "O&C Committee" means (i) the Organization and Compensation Committee of Dominion Resources, Inc. with respect to DRI Participants and
(ii) the Organization and Compensation Committee of Virginia Power with respect to Virginia Power Participants.

     1.14. "Participant" means an elected officer of Dominion Resources, Inc., Virginia Power, and such other subsidiaries or Affiliates of Dominion Resources, Inc. that are designated by the Board of Directors of Dominion Resources, Inc. or the Board of Directors of Virginia Power. An individual shall remain a Participant only so long as the individual remains an elected officer of one or more of such designated entities.

     1.15. "Plan" means the Dominion Resources, Inc. Executive Supplemental Retirement Plan.

     1.16. "Retirement" and "Retire" mean severance from employment with the Company at or after the attainment of fifty-one (51) years of age and the completion of sixty (60) months of service with the Company.

     1.17. "Success Sharing Plan" means the Success Sharing Plan of Virginia Electric and Power Company as in effect from time to time and any successor thereto.

     1.18. "Totally and Permanently Disabled" means a condition, determined on the basis of medical evidence satisfactory to a physician designated by the Administrative Benefit Committee, rendering a Participant, due to bodily injury or disease, unable to perform services as follows: (i) during the first two years of such disability (measured from the commencement of such disability rather than the commencement of benefit payments) such Participant is unable to perform any and every duty pertaining to his employment with the Company; and
(ii) thereafter, such Participant is unable to engage in any occupation or perform any work for compensation or profit for which he is or may become reasonably fitted by education, training or experience. In no event shall such condition be deemed to exist during any period that the Participant is not under the regular care and attendance of a legally qualified physician during any period that he engages in any occupation or performs any work for compensation or profit.

     1.19 "Virginia Power" means Virginia Electric and Power Company.

     1.20. "Virginia Power Participant" means a Participant who is an elected officer of Virginia Power or of any designated subsidiary of Virginia Power.

                                   Article II

                                 Participation

     All elected officers of Dominion Resources, Inc., Virginia Power, and such other subsidiaries and Affiliates of Dominion Resources, Inc. or Virginia Power as may be designated by the Board of Directors of Dominion Resources, Inc. or Virginia Power on, and subsequent to, January 1, 1981, will become Participants in the Plan. An individual shall remain a Participant only so long as the individual remains an elected officer of one or more of such designated entities. The appropriate Board may change its designation of any such subsidiary or Affiliate at any time.

                                  Article III

                                    Benefits


     Except as provided in Article IV and subject to the limitations set forth in Articles VII and VIII, the benefits of a Participant and his Beneficiary shall be as follows:

     3.1. (a) If a Participant continues in the employ of the Company beyond age fifty-five (55) and after completing sixty (60) months of service, upon Retirement, he shall be entitled to an annual Retirement benefit equal to Twenty-five percent (25%) of his Final Compensation, payable in equal monthly installments for a period of one hundred twenty (120) months.

          (b) In the event a Participant becomes Totally and Permanently Disabled prior to Retirement, regardless of his age or months of service, he shall be entitled to receive a benefit equal to the amount described in Subsection 3.1(a).

          (c) If a Participant dies prior to the commencement of his Retirement benefit, regardless of his age or months of service, his Beneficiary will receive a benefit equal to the amount described in Subsection 3.1(a). If a Participant dies after Retirement or disability benefits have commenced under Subsection 3.1(a) or 3.1(b) but before he has received one hundred twenty (120) payments, the remainder of such payments will be made monthly to the Participant's Beneficiary in accordance with Article V.

          (d) If a Participant has completed sixty (60) months of service, upon his severance from employment with the Company at or after the attainment of fifty-one (51) years of age but before the attainment of fifty-five (55) years of age, the Participant shall be entitled to a percentage of the benefits provided under Subsection 3.1(a) in accordance with the following schedule:

               Age            Percentage
                51                 20%
                52                 40%
                53                 60%
                54                 80%

          The actuarial equivalent of the benefit under this Subsection 3.1(d) shall be paid in a single lump sum payment. The actuarial equivalent shall be determined as provided in Section 3.2. Payment shall be made on the first day of the month following the severance from employment with the Company of the Participant or as soon thereafter as administratively possible.

     3.2. (a) In lieu of the benefits described in Subsections 3.1(a) and 3.1(b), a Participant may elect to receive an actuarial equivalent of said benefit (i) over a period certain which is not less than ten (10) years nor greater than sixteen (16) years, or (ii) as a single lump sum payment. The actuarial equivalent of the benefit provided under Subsection 3.1(a) or 3.1(b) shall be computed using an interest rate equal to the yield of that certain nondiscount, noncall U.S. Treasury obligations which on the date benefits are to commence have a maturity date closest to the date such payments are scheduled to cease. A Participant who participates in the Funding Plan may not make an election under this Subsection unless he elects to have his Funding Plan benefit paid in the same manner as his election under this Subsection. In the event a Participant makes the election provided for in this Section and if the Participant dies prior to receiving the total actuarial equivalent of the benefits described in Subsection 3.1(a) or 3.1(b), the balance of such actuarial equivalent shall be paid monthly to the Participant's Beneficiary in accordance with Article V.

          (b) The Participant must make the election under Subsection 3.2(a) either (i) at least six (6) months prior to the commencement of the receipt of benefits or (ii) at least one (1) month prior to the commencement of the receipt of benefits if the election is approved by the Administrative Benefit Committee or the appropriate O&C Committee in its absolute discretion. Upon the denial of a Participant's election, the Participant shall receive the benefits provided under the Plan in the form that is otherwise payable absent the election.

     3.3. A Beneficiary receiving benefits described in Section 3.1 or Section
3.2 may designate a beneficiary who will be entitled to receive the remaining benefits due the Beneficiary after his death; provided, however, that if the Beneficiary is entitled to receive any benefits under the Funding Plan, the beneficiary designated by the Beneficiary must be the same person or entity appointed by the Beneficiary under the Funding Plan. Such designation shall be in accordance with Article V of the Plan.

     3.4. Payment of the benefits described in Sections 3.1 and 3.2 shall commence on the first day of the month next following the Retirement or death of the Participant, whichever is applicable; provided, however, that payment of the benefit described in Subsection 3.1(b) shall commence on the first day of the month next following the Administrative Benefit Committee's determination of the Participant's Total and Permanent Disability.


                                   Article IV

                            Coordination of Benefits

     The amount payable in any month to a Participant, a Beneficiary, or the beneficiary of a Beneficiary under the Plan shall be reduced, but not below zero, by the Pre-Tax Value of the amount payable for the month in question from the Participant's ESRP Account in the Funding Plan. The Pre-Tax Value of the payments from the Participant's ESRP Account shall be the amount that, after payment of any applicable federal, state, and local income and employment taxes, would yield the amount of the payment from the ESRP Account, taking into consideration the extent to which, if any, that the payment from the ESRP Account is taxable to the Participant. The determination of the Pre- Tax Value shall be made on the basis of a policy or guidelines adopted by the appropriate O&C Committee using the maximum rates of federal, state, and local income and employment taxes that are applicable to the Participant, Beneficiary, or beneficiary of a Beneficiary. Benefits payable under the Plan shall not be reduced by any payment to a Participant under Section 6.05 of the Funding Plan.

                                   Article V

                           Designation of Beneficiary


     5.1. (a) The Beneficiary of a Participant who participates in the Funding Plan shall be the person or entity that is entitled to receive the benefit, if any, payable under the Funding Plan following the Participant's death.

          (b) A Participant who is not a participant in the Funding Plan may designate a Beneficiary to receive benefits due under the Plan, if any, upon the Participant's death. Designation of a Beneficiary may be made by execution of a form approved or accepted by the Administrative Benefit Committee which must be witnessed by a member of the Administrative Benefit Committee or its designee. In the absence of an effective Beneficiary designation, a Participant's surviving spouse, if any, his descendants, per stirpes, and if none, the Participant's estate, will be the Beneficiary.

     5.2. A Participant may change a prior Beneficiary designation under Subsection 5.1(b) by a subsequent execution of a Beneficiary designation form. The change in Beneficiary will be effective if, and at such time as, it is witnessed by a member of the Administrative Benefit Committee or its designee.

     5.3. A beneficiary designation or a change in beneficiary designation by a Beneficiary pursuant to Section 3.3 shall be governed by Sections 5.1 and 5.2 as if "Beneficiary" was substituted for "Participant" and "beneficiary" was substituted for "Beneficiary" therein.


                                   Article VI

                                   Guarantees

     Dominion Resources, Inc. and Virginia Power have only a contractual obligation to make payments of the benefits described in Article III. All benefits are to be satisfied solely out of the general corporate assets of Dominion Resources, Inc. or Virginia Power which shall remain subject to the claims of its creditors. No assets of Dominion Resources, Inc. or Virginia Power will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan. If Dominion Resources, Inc., in its sole discretion, or Virginia Power, in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy or his rights under the Plan will be forfeited.


                                  Article VII

                           Termination of Employment

     7.1. The Plan does not in any way limit the right of the Company at any time and for any reason to terminate the Participant's employment or such Participant' status as an officer of the Company. In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Company and a Participant.

     7.2. A Participant who is removed or not reelected as an officer or whose employment with the Company is terminated either with or without cause, for reasons other than death, Retirement or Total and Permanent Disability shall immediately cease to be a Participant under this Plan and shall forfeit all rights under this Plan. Further, in no event shall an individual who was a Participant but is not an officer of a designated employer at the time of such individual's death, Retirement or Total and Permanent Disability, be entitled to any benefit under the Plan. A Participant on authorized leave of absence from the Company shall not be deemed to have terminated employment for the duration of such leave of absence.

     7.3. Notwithstanding any contrary Plan provision, in the event the employment of a Participant who is in the employ of a Company on a Control Change Date relating to that Company is terminated (for reasons other than death, Retirement, Total and Permanent Disability, or as a result of acts of theft, embezzlement, fraud, or moral turpitude) before the end of the period commencing on the Control Change Date and ending on the earlier of the third anniversary of such date or the Participant's attainment of age fifty-five (55) and completion of sixty (60) months of service and whether or not he is an elected officer of the Company at such time, he shall be fully vested in a benefit payable at age fifty-five (55) based on his Final Compensation as of his date of termination and assuming he had attained age fifty-five(55) and completed sixty (60) months of service as of the date his employment is terminated. During this same period, a Participant who voluntarily terminates employment within sixty (60) days after (i) he does not receive salary increases, bonuses, and incentive awards comparable to the increases, bonuses and awards that he received in prior years or that other executives in comparable positions receive in the current year; or (ii) his compensation or employment-related benefits are reduced; or (iii) his status, title(s), offices, places of employment, working conditions, or management responsibilities are diminished (other than changes in reporting or management responsibilities to reflect sound practices commonly followed by enterprises comparable to the Company employing Participant or required by applicable federal or state law) or within sixty days after the last in a series of such events will be deemed to have terminated under circumstances requiring full vesting under this Section 7.3.


                                  Article VIII

                 Termination, Amendment or Modification of Plan

     8.1. Except as otherwise specifically provided, Dominion Resources, Inc. reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time as to DRI Participants. Such right to terminate, amend or modify the Plan shall be exercised for Dominion Resources, Inc. by its Board of Directors. Except as otherwise specifically provided, Virginia Power reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time as to Virginia Power Participants. Such right to terminate, amend or modify the Plan shall be exercised for Virginia Power by its Board of Directors. Notwithstanding the preceding, with respect to an affected Participant, the Plan and Section 7.3 may not be amended, modified or terminated after a Control Change Date before the end of the period specified in that section unless the affected Participant agrees to such amendment, modification or termination in writing.

     8.2. Section 8.1 notwithstanding, no action to terminate the Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action.

     8.3. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepared. If notice is to be given to Dominion Resources, Inc. or Virginia Power, such notice shall be addressed to their respective corporate office; addressed to the attention of the Corporate Secretary. If notice is to be given to a Participant, such notice shall be addressed to the Participant's last known address.

     8.4. The rights of Dominion Resources, Inc. and Virginia Power set forth in
Section 8.1 are subject to the condition that its Board of Directors shall take no action to terminate the Plan or decrease the benefit that would become payable or is payable, as the case may be, with respect to a Participant who has attained age fifty-one (51) and completed sixty (60) months of service with the Company, so long as such individual remains an elected officer of a designated employer or a Participant or Beneficiary following the date such Participant or Beneficiary commences receiving benefits described in Article III.

     8.5. Except as provided in Sections 7.3, 8.1, and 8.4, upon the termination of this Plan as to Dominion Resources, Inc. by its Board of Directors, the Plan shall no longer be of any further force or effect as to DRI Participants, and neither Dominion Resources, Inc. nor any DRI Participant shall have any further obligation or right under this Plan. Except as provided in Sections 7.3, 8.1, and 8.4, upon the termination of this Plan as to Virginia Power by its Board of Directors, the Plan shall no longer be of any further force or effect as to Virginia Power Participants, and neither Virginia Power nor any Virginia Power Participant shall have any further obligation or right under this Plan. Likewise, the rights of any individual who was a Participant and who is removed or not reelected as an officer of a designated employer shall cease upon such action.


                                   Article IX

                         Other Benefits and Agreements

     Except as provided in Article IV, the benefits provided for a Participant and his Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company in which a Participant is participating.


                                   Article X

                           Administration of the Plan

     10.1. The Plan shall be administered by the Administrative Benefit Committee. Subject to the provisions of the Plan, the Administrative Benefit Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Administrative Benefit Committee's interpretation and construction of any provision of the Plan shall be final and conclusive.

     10.2. Dominion Resources, Inc. and Virginia Power shall indemnify and save harmless each member of the Administrative Benefit Committee and each member of its own O&C Committee against any and all expenses and liabilities arising out of his membership on such committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of the Administrative Benefit Committee or an O&C Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be addition to any other rights to which any such member may be entitled.

     10.3. In addition to the powers hereinabove specified, the Administrative Benefit Committee shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to the benefit provided in Subsection 3.1(b).

     10.4. To enable the Administrative Benefit Committee to perform its functions, the Company shall supply full and timely information to the Administrative Benefit Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Administrative Benefit Committee may require.


                                   Article XI

                                 Miscellaneous

     11.1. The Plan shall be binding upon Dominion Resources, Inc., Virginia Power, their successors and assigns; subject to the powers set forth in Article VIII, and upon a Participant, his Beneficiary, and either of their assigns, heirs, executors and administrators.

     11.2. To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia as in effect at the time of their adoption and execution, respectively.

     11.3. Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

     IN WITNESS WHEREOF, this instrument has been executed this 12th day of May, 1997.



                                   DOMINION RESOURCES, INC.


                                   By /s/LINWOOD R. ROBERTSON
                                        Linwood R. Robertson
                                   Executive Vice President and Chief
                                   Financial Officer


                                   VIRGINIA ELECTRIC AND POWER COMPANY

                                   By /s/T. J. O'NEIL
                                        T. J. O'Neil
                                   Vice President, Human Resources

                               First Amendment to
                            Dominion Resources, Inc.
                     Executive Supplemental Retirement Plan

         RESOLVED, that the Dominion Resources, Inc. Executive Supplemental Retirement Plan (the "Plan") as amended and restated September 1, 1996 is amended, pursuant to the authority in Section 8.1 of the Plan. This Amendment is effective as of June 20, 1997 only with respect to Dominion Resources, Inc. Participants in the Plan. This Amendment is not effective with respect to Virginia Power Participants in the Plan.

I. With respect to DRI Participants only, Section 3.1(d) is amended to read as follows:

                  "(d) If a Participant has completed sixty (60) months of service with the Company, upon his severance from employment with the Company before the attainment of fifty-five (55) years of age, the Participant shall be entitled to the benefits provided under the Subsection 3.1(a) multiplied by the following fraction (not greater than one):

     Participant's completed months of service since becoming a Participant
     ----------------------------------------------------------------------
          Total months from the date on which the individual became a
         Participant to the Participant's attainment of fifty-five (55)
                                  years of age

                  In calculating months and months of service, partial months shall be disregarded. The actuarial equivalent of the benefit under this Subsection 3.1(d) shall be paid in a single lump sum payment. The actuarial equivalent shall be determined as provided in Section 3.2. Payment shall be made on the first day of the month following the severance from employment with the Company of the Participant or as soon thereafter as adininistratively possible."

II. The second sentence of Section 3.2 (a) is amended to read as follows:

"The actuarial equivalent of the benefit provided under Subsection 3.1(a) or 3.1 (1,) shall be computed using actuarial factors, including interest rates, as determined by the Administrative Benefit Committee."

         IN WITNESS WHEREOF, Dominion Resources, Inc. caused this First Amendment to be executed by its duly authorized officer as of the date indicated above.


                                           DOMINION RESOURCES, INC.

                                            BY: /s/ Linwood R. Robertson
                                                ----------------------------
                                                Linwood R. Robertson
                                                Executive Vice President and
                                                 Chief Financial Officer

                                                      6-20/97
                                                ----------------------------
                                                Date

                              SECOND AMENDMENT TO
                            DOMINION RESOURCES, INC.
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


         RESOLVED, that the Dominion Resources, Inc. Executive Supplemental Retirement Plan (the "Plan") as amended and restated September 1, 1996 is amended, pursuant to the authority in Section 8.1 of the Plan. This Amendment is effective as of February 20, 1998.

1.       Section 1.14 is amended to read as follows:

         "Participant" means an elected officer of Dominion Resources, Inc., Virginia Power, or a subsidiary or Affiliate of Dominion Resources, Inc. who is eligible to participate in the Plan under Article II.

2. Article II is amended to read as follows:

                  An elected officer of Dominion Resources, Inc., Virginia Power, or a subsidiary and Affiliate of Dominion Resources, Inc. or Virginia Power will become a Participant in the Plan upon his or her designation as a Participant by the O&C Committee of Dominion Resources, Inc. or Virginia Power. An individual shall remain a Participant only so long as the individual remains an elected officer. The appropriate O&C Committee may change its designation of any individual officer as a Participant at any time. The employer of a Participant will be a designated employer under the Plan.

         IN WITNESS WHEREOF, Dominion Resources, Inc. caused this Second Amendment to be executed by its duly authorized officer as of the date indicated above.

                                             DOMINON RESOURCES, INC.

                                             By:  /s/ Thomas F. Farrell, II Sr.
                                                  -----------------------------
                                                  Thomas F. Farrell, II Sr.
                                                    Vice President - Corporate


                                                    March 3, 1998
                                                  -----------------------------
                                                  Date